Exhibit 99.1

JEFFERSON ELECTRIC, INC.

AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

WITH INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Boards of Directors
Jefferson Electric, Inc. and affiliates

We have audited the accompanying combined balance sheets of JEFFERSON ELECTRIC, INC. AND AFFILIATES as of December 31, 2009 and 2008, and the related combined statements of income, equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the companies' management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Jefferson Electric, Inc. and affiliates as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the companies will continue as a going concern.  As discussed in Note 2 to the combined financial statements, the companies are in default on their loan agreement with the bank and are operating under a bank forbearance agreement.  As discussed in Note 5, the companies and the shareholder have committed to transactions and agreements that would sell control of the companies to an unrelated party and extend the companies' bank debt.  If these transactions are not completed, the conditions noted above raise substantial doubt about their ability to continue as a going concern.  Management's plans regarding those matters are described in Note 5.  The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Vrakas/Blum, S.C.

Brookfield, Wisconsin
February 15, 2010

JEFFERSON ELECTRIC, INC. AND AFFILIATES

COMBINED BALANCE SHEETS - DECEMBER 31, 2009 AND 2008

	2009	2008
CURRENT ASSETS
Cash	$121,610	$38,682
Accounts receivable - trade, net	2,107,270	3,324,511
Inventories, net	2,145,558	5,315,129
Prepaid expenses and other	157,525	255,159
TOTAL CURRENT ASSETS	4,531,963	8,933,481

PROPERTY AND EQUIPMENT
Leasehold improvements	194,775	392,857
Machinery and equipment	2,493,545	2,713,673
Office equipment, furniture and fixtures	264,513	291,450
TOTAL PROPERTY AND EQUIPMENT	2,952,833	3,397,980

Less - accumulated depreciation	1,751,906	1,836,507
NET PROPERTY AND EQUIPMENT	1,200,927	1,561,473

GOODWILL	384,827	384,827

OTHER	48,236	133,765
	$6,165,953	$11,013,546

The accompanying notes are an integral part of these statements.

	2009	2008
CURRENT LIABILITIES
Cash overdraft	$-	$114,875
Current portion of debt	4,883,478	4,938,519
Accounts payable	3,373,440	3,810,932
Accrued liabilities	1,023,359	616,837
TOTAL CURRENT LIABILITIES	9,280,277	9,481,163

DEBT, less current portion	3,063,509	3,677,355

EQUITY (DEFICIT)	(6,177,833)	(2,144,972)
	$6,165,953	$11,013,546

The accompanying notes are an integral part of these statements.

JEFFERSON ELECTRIC, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

NET SALES	$20,185,997	$27,156,052

COST OF SALES	18,225,578	21,502,079
GROSS PROFIT	1,960,419	5,653,973

SELLING EXPENSES	3,138,038	4,075,883

ADMINISTRATIVE EXPENSES	1,368,656	933,325
INCOME (LOSS) FROM OPERATIONS	(2,546,275)	644,765

OTHER (INCOME) EXPENSE
Interest expense	566,135	535,961
Facility shutdown expenses (see Note 3)	572,119	-
Transaction and bank expenses (see Note 5)	179,201	-
Other, net	96,231	(147,647)
TOTAL OTHER (INCOME) EXPENSE	1,413,686	388,314
NET INCOME (LOSS)	$(3,959,961)	$256,451

The accompanying notes are an integral part of these statements.

JEFFERSON ELECTRIC, INC. AND AFFILIATES

COMBINED STATEMENTS OF EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Jefferson Electric, Inc. common stock *	Jefferson Electric Staffing, Inc. common stock **	TDK Holdings, Ltd. common stock ***	Jefferson Electric, Inc. additional paid in capital	Jefferson Electric, Inc. treasury stock ****	Retained earnings	Jefferson Electric Leasing, LLC member's capital	Totals

BALANCES, DECEMBER 31, 2007	$6,885	$900	$-	$93,115	$-	$1,160,178	$386,745	$1,647,823

Merger of entities under common control	-	(900)	-	900	-	-	-	-

Purchase of 4,590 shares of treasury stock	-	-	-	-	(4,117,917)	-	-	(4,117,917)

Net income	-	-	-	-	-	253,895	2,556	256,451

Return of 2007 excess distributions	-	-	-	-	-	98,527	37,572	136,099

Distributions declared	-	-	-	-	-	(67,428)	-	(67,428)
BALANCES, DECEMBER 31, 2008	6,885	-	-	94,015	(4,117,917)	1,445,172	426,873	(2,144,972)

Merger of entities under common control	-	-	-	900	-	425,973	(426,873)	-

Formation of TDK Holdings, Ltd.	-	-	100	-	-	-	-	100

Net loss	-	-	-	-	-	(3,959,961)	-	(3,959,961)

Distributions declared	-	-	-	-	-	(73,000)	-	(73,000)
BALANCES, DECEMBER 31, 2009	$6,885	$-	$100	$94,915	$(4,117,917)	$(2,161,816)	$-	$(6,177,833)

* $1 par value, 9,000 shares authorized, 6,885 shares issued, 2,295 shares outstanding as of December 31, 2009 and 2008
** $1 par value, 9,000 shares authorized, 900 shares issued and outstanding as of December 31, 2007
*** $.01 par value, 10,000 shares authorized, issued and outstanding as of December 31, 2009
**** 4,590 shares at cost as of December 31, 2009 and 2008

The accompanying notes are an integral part of these statements.

JEFFERSON ELECTRIC, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,959,961)	$256,451
Add (deduct)
Depreciation	431,328	350,521
Allowance for doubtful accounts provision	114,442	41,899
Obsolescence provision (credit)	359,608	(34,214)
Loss on disposal of property and equipment	2,469	-
Increase (decrease) in cash (cash overdraft) due to
changes in assets and liabilities
Accounts receivable	1,102,799	(790,779)
Inventories	2,809,963	(1,203,811)
Prepaid expenses and other	97,634	(200,118)
Other assets	85,529	28,687
Accounts payable	(437,492)	1,232,593
Accrued liabilities	406,522	(34,225)
NET CASH FLOW - OPERATING ACTIVITIES	1,012,841	(352,996)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(73,251)	(657,615)
Purchase of membership interests of Nexus Custom
Magnetics, LLC	-	(751,507)
NET CASH FLOW - INVESTING ACTIVITIES	(73,251)	(1,409,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on new revolving credit line	(103,633)	4,351,465
Net payments on revolving credit line - former bank	-	(2,996,075)
Proceeds from issuance of debt	20,498	4,488,703
Principal payments on debt	(585,752)	(684,683)
Equity contribution to form TDK Holdings, Ltd.	100	-
Purchase of treasury stock	-	(4,117,917)
Return of 2007 excess distributions	-	136,099
Distributions paid	(73,000)	(67,428)
NET CASH FLOW - FINANCING ACTIVITIES	(741,787)	1,110,164
NET CHANGE IN CASH (CASH OVERDRAFT)	$197,803	$(651,954)

CASH (CASH OVERDRAFT), NET
Beginning of year	(76,193)	575,761
End of year	$121,610	$(76,193)
ADDITIONAL INFORMATION
Interest paid	$545,000	$512,000

The accompanying notes are an integral part of these statements.

JEFFERSON ELECTRIC, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business - Jefferson Electric, Inc. (JEI) is a manufacturer of dry type transformers.  JEI sells its products to distributors and manufacturers located nationwide.  The company generated 29% of its net sales from one major customer in 2009 and 29% from two major customers in 2008.  One of the 2008 customers (15% in 2008) removed the majority of its business from JEI in late 2008.  Accounts receivable from these customers were $52,000 and $248,000 as of December 31, 2009 and 2008.

Basis of presentation - The accompanying combined financial statements include the accounts of JEI and its affiliates, which are as follows.

Jefferson Electric Staffing, Inc. (JES), which hired, trained, and supplied all employees for JEI.  JES was dissolved and merged into JEI in January 2008.

TDK Holdings, Ltd. (TDK), which was formed in November 2009 to hire and supply certain management employees for JEI.

Jefferson Electric Leasing, LLC (JEL), which made all new equipment purchases and leased all equipment to JEI.  JEL was dissolved and merged into JEI in July 2009.

Nexus Custom Magnetics, LLC (Nexus), a wholly-owned subsidiary of JEI as of April 2008 (see below).

Nexus Magneticos de Mexico, S. de R.L. de C.V. (Nexus Mexico), a Mexican-based entity that is a 99% owned subsidiary of Nexus.  The remaining 1% minority interest has not been recorded in the financial statements due to its insignificance.

The companies are collectively known as "Jefferson".  All balances and transactions between the companies are eliminated in combination.

In April 2008, JEI purchased all of the membership interests of Nexus from an unrelated party.  Nexus (and subsidiary) was a contract manufacturer used by JEI which JEI now uses as its only manufacturing facility (after closing down its Brownsville, Texas facility in 2009 - see Note 3).  The accompanying combined financial statements include the results of operations of Nexus and its subsidiary since April 15, 2008.  The purchase price exceeded the fair value of the assets acquired by $385,000, which was recorded as goodwill.  The purchase price was allocated as follows.

Property and equipment	$349,000
Other assets	100,000
Goodwill	385,000
$834,000

The sellers were paid $221,000 at closing, with an additional $600,000 to be deferred and paid according to the terms of the purchase agreement.  The remaining $13,000 of purchase price consisted of capitalized closing costs.  The $600,000 deferred purchase price was satisfied entirely during 2008 and 2009, primarily by the payment of certain liabilities of Nexus and its subsidiary that existed prior to the purchase by JEI and were retained by the sellers.  In addition, JEI has $295,000 included in accrued liabilities as of December 31, 2009 related to contract manufacturing services provided by Nexus to JEI prior to the transaction.  The parties agreed to extended payment terms related to these payables.

JEI and the sellers are currently in litigation related to the transaction, including a dispute regarding some of the amounts JEI has offset against the deferred purchase price.  The ultimate outcome of this litigation is uncertain, but management believes that JEI will prevail.  The financial statements do not contain any adjustments that might be needed as an outcome of this litigation.

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

Subsequent events - The financial statements include management's evaluation of the events and transactions occurring subsequent to December 31, 2009 through February 15, 2010, which is the date the financial statements were available to be issued.

Cash - JEI maintains its cash, as well as its revolving credit line and term loan at a financial institution in Wisconsin. The Federal Deposit Insurance Corporation (FDIC) provides limited insurance on cash deposits.  At times JEI’s cash deposits may exceed the FDIC insurance limit; however, JEI does not expect to experience any losses on its cash deposits.  Nexus Mexico maintains its cash at a financial institution in Mexico.

Foreign currency - The functional currency of Nexus Mexico is the U.S. dollar, however its operating accounts are maintained in Mexican pesos.  All balances maintained in Mexican pesos have been translated to U.S. dollars as of December 31, 2009 and 2008.  Net foreign currency transaction gains resulting from the translations were $63,000 in 2009 and $17,000 in 2008, and have been included in Jefferson’s determination of net income (loss) on the accompanying combined statements of income.

Accounts receivable - trade consists of the following.

	2009	2008

Accounts receivable - trade, gross	$2,233,569	$3,439,611
Less:
Allowance for doubtful accounts	67,000	33,100
Allowance for cash discounts	4,000	14,000
Allowance for returns and credit memos	55,299	68,000
Accounts receivable - trade, net	$2,107,270	$3,324,511

Jefferson extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Jefferson establishes receivable allowances based on a number of factors, including its loss history.

Inventories - Inventories are stated at cost using the first-in, first-out method which is not in excess of market.  Market is generally defined as net realizable value. Inventories are set forth below.

	2009	2008

Raw materials	$694,292	$1,464,501
Work in process	164,284	553,695
Finished goods	1,861,218	3,511,561

	2,719,794	5,529,757

Less - obsolescence reserve	574,236	214,628
Inventories, net	$2,145,558	$5,315,129

Jefferson determines its obsolescence reserve by considering a number of factors, including age of the inventory and various usage tests.  It is at least reasonably possible that Jefferson's estimate of the obsolescence reserve may change in the near term.

Depreciation - Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets.

Leasehold improvements	5 - 7 years
Machinery and equipment	5 - 20 years
Office equipment, furniture and fixtures	5 - 10 years

Long-lived assets - Jefferson annually considers whether indicators of impairment of long-lived assets held for use are present.  If such indicators are present, Jefferson determines whether the sum of the estimated undiscounted future cash flow attributable to such assets is less than their carrying amounts, and if so, Jefferson would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value.  Management has determined that no such impairment was present as of December 31, 2009 or 2008.

Goodwill - Goodwill is tested annually for impairment.  After estimating the value of the goodwill using standard valuation techniques and comparing that value to the carrying cost, the company determined that there was no impairment of goodwill as of December 31, 2009 and 2008.

Revenue recognition - Sales and related cost of sales are generally recognized as finished products are shipped to customers.  Sales are presented net of any sales taxes.

Shipping and handling fees and costs - Jefferson nets shipping and handling revenues and costs in selling expenses.  Shipping and handling revenues were $298,000 and $585,000 in 2009 and 2008.  Shipping and handling costs were $1,127,000 and $1,640,000 in 2009 and 2008.

Warranty obligations - Jefferson accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred.  The majority of Jefferson's products carry between a one and two year warranty.  The adequacy of the warranty liability is assessed at least annually and is included in accrued liabilities in the accompanying combined balance sheets.  The warranty liability was $64,000 and $72,000 as of December 31, 2009 and 2008.

Income taxes - By unanimous consent of its shareholder, JEI elected S Corporation status under the provisions of the Internal Revenue Code.  Under those provisions and most state laws, JEI generally does not pay federal or state income taxes on its taxable income.  As an S Corporation, any taxable income or loss of JEI will be includable in the individual income tax returns of the shareholder.

JES was a C Corporation prior to its merger into JEI.  TDK is a C Corporation.  JES and TDK had no income in 2009 and 2008 and thus no income tax provision was recorded.

JEL was a Limited Liability Company prior to its merger into JEI.  Any taxable income or loss of JEL was includable in the individual income tax returns of the member.

Per terms of certain loan agreements, JEI is limited to paying distributions sufficient to allow the shareholder to pay personal income taxes attributable to the earnings of the companies.  With few exceptions, JEI is no longer subject to federal income tax examinations by tax authorities for years before 2006 and state income tax examinations for years before 2005.

Nexus Mexico pays income taxes in Mexico.  JEI receives a credit which would be passed through to its shareholder for any income taxes paid by Nexus Mexico.  Income taxes paid were not significant in 2009 and 2008.

2.	REVOLVING CREDIT LINE AND LONG-TERM DEBT

	2009	2008
Revolving credit line - due March 2010, interest at 8%	$4,247,832	$4,351,465

Term loan - monthly payments of $72,024 including interest at 7.27%, through February 2011, balloon payment due March 2011	3,655,933	4,227,648

Other	43,222	36,761
	$7,946,987	$8,615,874

During 2009, Jefferson was in violation of various covenants contained in its agreement with the bank.  As a result, Jefferson and the bank entered into a forbearance agreement through March 2010.  The maximum amount available on the revolving credit line is $5,000,000, and the line expires March 2010.

The forbearance agreement required Jefferson to provide the bank a copy of a letter of intent from an equity investor satisfactory to the bank by December 31, 2009 reflecting an intent to invest at least $3,000,000 in Jefferson.  This condition was satisfied in December 2009 (see Note 5).  The transaction is required to be closed and the funding received by March 31, 2010.

As a result of the letter of intent received (see Note 5), subsequent to December 31, 2009 Jefferson received a commitment letter from its bank which would extend the terms of its financing through March 2011 if the pending transaction closes.  The maximum amount available on the revolving credit line would be $5,000,000 and interest on the revolving credit line would be at the greater of 6% or prime plus 2%.

The revolving credit line and term loan are secured by substantially all assets of Jefferson, the unlimited personal guaranty of the shareholder and the assignment of $4,000,000 in life insurance policies.

Borrowings on the revolving credit line are limited to certain percentages of accounts receivable and inventories located in the United States.  Under the forbearance agreement, Jefferson also has the ability to borrow up to $700,000 on inventories located in Mexico.  Draws on the $700,000 foreign inventory portion of the line become due immediately upon the occurrence of certain events as defined in the agreement.

The related loan agreement restricts or limits, among other things, additional indebtedness, capital expenditures, distributions, acquisitions and investments, disposition of assets and changes in ownership.  In addition, Jefferson must maintain certain financial covenants.  Jefferson continues to be in violation of several bank covenants as of December 31, 2009.

The expected maturities of debt based on the anticipated refinancing as of December 31, 2009 are set forth below.

2010	$4,883,000
2011	3,047,000
2012	13,000
2013	4,000

3.	OPERATING LEASES

JEI leases office, warehouse and manufacturing facilities under operating leases expiring at various dates through September 2013.  Under the warehouse and manufacturing facility lease agreements, JEI is generally responsible for all operating expenses, including, but not limited to, real estate taxes, utilities and insurance.  Per the terms of the office lease agreement, the company is responsible for utilities and insurance.  JEI also leases various equipment, software, and a vehicle.

During 2009, JEI closed down its Brownsville, Texas manufacturing facility and moved all manufacturing operations to its Reynosa, Mexico facility.  Later in 2009, JEI entered into an agreement to sublease the Brownsville facility to an unrelated party under the same terms as JEI’s lease.  Future lease payments on the Brownsville facility lease have been excluded from the schedule of future minimum rental payments below because of the sublease.

JEI incurred expenses relating to the shutdown of its Brownsville facility, including relocation expenses, of $572,000, which have been included in other expense on the accompanying 2009 combined statement of income.

Total rent expense was $630,000 and $542,000 in 2009 and 2008.  Future minimum rental payments required, exclusive of inflation escalators, are presented below.

2010	$568,000
2011	486,000
2012	471,000
2013	147,000

4.	EMPLOYEES' SAVINGS PLAN

JEI and TDK have a salary deferral 401(k) plan covering substantially all employees.  JEI and TDK may make matching and profit sharing contributions as determined by the boards of directors. Total employer contributions were $82,000 and $26,000 in 2009 and 2008.

5.	SUBSEQUENT EVENT AND FUTURE OPERATIONS

In December 2009, the sole shareholder of JEI and TDK signed a letter of intent to sell all of the outstanding shares of JEI and TDK to an unrelated party by March 31, 2010. The offer is contingent on Jefferson extending the terms of its financing arrangements with the bank.  After the transaction, the unrelated party would infuse $3,000,000 of cash into Jefferson to reduce its bank debt by at least $900,000, reduce accounts payable and provide additional working capital.

During 2009, JEI incurred expenses directly relating to its efforts to secure additional equity and obtaining the bank forbearance agreement (see Note 2), including legal fees and bank charges, of $179,000, which have been included in other expense on the accompanying 2009 combined statement of income.

The ability of the shareholder and Jefferson to finalize the transaction and extend the terms of the bank financing are critical to the future of Jefferson.  If the transaction and extension of the bank financing are not completed, there is substantial doubt about Jefferson's ability to continue as a going concern.  The combined financial statements do not include any adjustments that would be necessary if the transaction and bank financing are not completed.